UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): June 10, 2015

ASHFORD HOSPITALITY PRIME, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-35972	46-2488594
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On June 10, 2015 (the “Effective Date”), Ashford Hospitality Prime, Inc. (the “Company”) entered into the Third Amended and Restated Advisory Agreement (the “Advisory Agreement”) with Ashford Hospitality Prime Limited Partnership, the operating partnership of the Company (the “Operating Partnership”); Ashford Prime TRS Corporation, a taxable REIT subsidiary of the Company; Ashford Inc. (“Ashford Inc.”); and Ashford Hospitality Advisors LLC (“Ashford LLC” and, together with Ashford Inc., the “Advisor”), the advisor of the Company and the operating company of Ashford Inc. The Advisory Agreement modified certain provisions of the existing Advisory Agreement dated and effective on November 19, 2013, which was amended and restated on May 13, 2014 and again amended and restated on November 3, 2014 (the “Existing Advisory Agreement”) by and between the Company, the Operating Partnership and Ashford LLC.
Pursuant to the Advisory Agreement, the Advisor will continue to manage the day-to-day operations of the Company and its affiliates in conformity with the Company’s investment guidelines. As more fully described below, the Company has amended the Existing Advisory Agreement to generally provide, among other things, as follows:

•
The Advisor agrees to make future key money investments to facilitate the acquisition of properties by the Company under certain conditions, becoming the asset manager for the acquired property and receiving related asset management and other fees, as applicable.

•
The Company may engage an asset manager other than the Advisor with respect to any properties acquired by the Company, if the Company and the Advisor both determine that such property would be uneconomic to the Company without incentives.

•
The term of the Advisory Agreement is shortened to 10 years, the renewal terms have been increased to five years, and the base fee payable to the Advisor has been adjusted to a declining sliding scale percentage of total market capitalization of the Company above $6 billion.

•	The definitions of “Company Change of Control” and “Advisor Change of Control” have been modified.

•
The termination provisions provide the Advisor the option to terminate the Advisory Agreement upon a Company Change of Control and require the Company to pay a termination fee to the Advisor upon such termination.

•	The amount of the termination fee has been modified and the definition of net earnings has been clarified.

•	The Advisor has repurchase rights with respect to its shares held by the Company upon any termination of the Advisory Agreement.
More specifically, the Advisory Agreement amends the Existing Advisory Agreement as follows:

•
The Advisor has agreed, from time to time, to contribute to a to-be-specified taxable REIT subsidiary or other affiliate of the Company, mutually agreed upon “key money investments” to facilitate the acquisition of one or more properties by the Company, if the independent board members of each of the Company and the Advisor have determined that without such an investment, the acquisition of such property would be uneconomic to the Company. Any such assets are referred to as “key money assets.” Any key money investment will be in the form of, but not limited to, cash, notes, equity of the Advisor, the acquisition of furniture, fixture and equipment (“FF&E”) by Advisor for use at the subject hotel, or other investment mutually agreed to by the Advisor and the Company at the time the Advisor makes such an investment. Upon such key money investment, the Company agrees that it will engage the Advisor as the asset manager for the related key money asset and will pay the key money asset management fees which are included in the base fees. The Advisor and the Company may also agree to additional incentive fees based on the performance of any key money asset. All terms and conditions of any key money investment (including additional incentive fees) will be documented in an addendum to the Advisory Agreement or a separate asset management agreement, as determined appropriate by the parties. If a key money investment is made by the Advisor, the Advisor anticipates receiving a per annum return of 5% on each key money investment through the payment of the key money asset management fees and key money incentive fees, if applicable. The Company will be obligated to pay the Advisor the “key money clawback amount,” which is equal to the difference between the anticipated key money return and the amount actually received by the Advisor related to each key money asset, if the Advisory Agreement (or the applicable asset management agreement) is terminated by the Company for any reason or the Company disposes of any key money asset, in each case prior to the date the Advisor has received the anticipated key money return (calculated on an investment by investment basis).

•
The Advisor will be the exclusive asset manager of all assets owned by the Company as of the Effective Date, but if the independent board members of the Company determine that a proposed acquisition of property would be uneconomic to the Company without additional incentives, the Company will promptly notify the Advisor of such determination, and if the independent board members of the Advisor concur with such determination, the Advisor will promptly notify the Company. With respect to any property that both the Company and the Advisor determine to be uneconomic to the Company without additional incentives, the Company will have the option of utilizing the Advisor as the asset manager or engaging another third party as the asset manager with respect to such property.

•	The initial term of the Advisory Agreement has been reduced from 20 years to 10, and successive renewal terms have been increased from one year to five.

•
The base fee due to the Advisor will be adjusted from 0.70%, per annum, of the total market capitalization of the Company to the sum of (i) a sliding scale “base fee percentage,” based on total market capitalization (adjusted annually for inflation) and less a portion attributable to key money assets (pro rata based on aggregate gross book value), as shown below, plus (ii) the “key money asset management fee,” if any, which will be calculated on a quarterly basis as the aggregate gross asset value of all key money assets multiplied by 0.70%.

For each quarter in which the Total Market Capitalization is:	Base Fee Percentage will be:

≤$6 billion	0.70%
> $6 billion and	0.70% on amounts up to $6 billion
≤ $10 billion	0.60% on amounts exceeding $6 billion
> $10 billion	0.70% on amounts up to $6 billion
0.60% on amounts exceeding $6 billion, up to $10 billion
0.50% on amounts exceeding $10 billion

•
The termination provisions of the Advisory Agreement have been amended to provide that upon a Company Change of Control, in addition to the Company’s right to terminate the Advisory Agreement, the Advisor shall also have the right, at its election, to terminate the Advisory Agreement and, upon any termination following a Company Change of Control, the termination fee will be due and payable by the Company to Advisor on the termination date. The period in which such termination may occur has been extended from a 30-60 day period to a 30-180 day period following the date the termination election is made. In addition, if the Advisory Agreement is terminated by the Advisor during the initial term due to the Company’s uncured default, the Company will be obligated to pay Advisor, on the termination date, the greater of the termination fee or actual damages. “Actual damages” is defined in the Advisory Agreement as an amount equal to the base fees and incentive fees to which the Advisor would be entitled absent termination, discounted to present value at an assumed 8% discount rate.

•
The definition of “termination fee” was amended to be 1.1 times the greater of (A) 12 multiplied by Net Earnings (now defined as Advisor’s earnings during the 12-month period preceding the termination attributable to the Advisory Agreement plus all earnings of Advisor and any of its affiliates and subsidiaries from providing any services or product to the Company, the Operating Partnership or any of their affiliates or subsidiaries, in each case adjusted to add back income taxes, depreciation, amortization and all one time expenses and other adjustments that are made and reported to the Advisor to calculated adjusted EBITDA rather than only the adjusted EBITDA of Advisor directly attributable to the Advisory Agreement); (B) the earnings multiple (for the 12-month period preceding the termination date), now calculated as total enterprise value divided by Advisor’s adjusted EBITDA, rather than being based on Advisor’s net earnings after taxes; and (C) the simple average of the earnings multiples for the three preceding fiscal years, calculated as total enterprise value divided by adjusted EBITDA for such periods, rather than being based on net earnings after taxes.

•
The definition of “Advisor Change of Control” was revised to exclude from the definition any sale or disposition of the Advisor’s assets or securities to Remington Lodging & Hospitality LLC (“Remington”) and any merger, organization, business combination or consolidation of Advisor with or into Remington or any affiliate of Remington and to exclude shares of stock required to be voted pursuant to a voting or other agreement from the determination of whether an Advisor Change of Control has occurred due to the acquisition of securities representing 50% or more of Ashford Inc.’s voting securities. Additionally, no Advisor Change of Control will be deemed to have occurred if each (rather than “any” as in the Existing Advisory Agreement) of the Chief Executive Officer, President, Chief Operating Officer and Chief Financial Officer of the Advisor and (rather than “or” as in the Existing Advisory Agreement) if a majority of the board of directors of Ashford Inc. immediately before the event remain in such capacity or similar capacity with the Advisor immediately after such event. Furthermore, an Advisor Change of Control will occur if during any five-year period the members of the board of directors of Ashford Inc. change such that the members who constitute the board of directors on the Effective Date or directors whose election was approved by at least a majority of the members of the board of Ashford Inc. on the Effective Date no longer constitute at least a majority of the board of Ashford Inc. and at any time in the one year period following such change, the chief executive officer of the Advisor immediately preceding such change no longer serves as chief executive officer.

•
The definition of “Company Change of Control” was revised to include the sale or disposition by the Company of two or more hotels or, if a greater value, 20% of the gross book value of the Company’s assets in any calendar year or the consummation of a sale or disposition by the Company of four or more hotels or, if a greater value, 30% of the gross book value of the Company’s assets over any three year period, exclusive of assets sold or contributed to a platform also advised by the Advisor. Under the Existing Advisory Agreement, a sale of all or substantially all of the assets of the Company was required to trigger a Company Change of Control. Additionally, a Company Change of Control will occur if during any five-year period, the members of the board of directors of the Company change such that the members who constitute the Board of Directors on the Effective Date (the “Company Incumbent Board”) or directors whose election was approved by at least a majority of the Company Incumbent Board no longer constitute at least a majority of the board of the Company.

•
Immediately upon termination of the Advisory Agreement for any reason, the Advisor will have the right to repurchase any shares of its outstanding common stock held by the Company or any units of Ashford LLC held by the Company at the prices and pursuant to the terms set forth in the Advisory Agreement, and such repurchase rights will survive the termination of the Advisory Agreement for a period of one year.

•
Upon any termination of the Advisory Agreement, the Advisor will have a set-off right with respect to any accrued fees, termination fees and key money clawback amount against any funds held by the Advisor for the account of the Company. Under the Existing Advisory Agreement, this set-off right only applied to accrued fees.

•
The termination fee or actual damages, as applicable, together with any accrued fees and expense reimbursements, will constitute full and complete liquidated damages and serve as Advisor’s sole remedy.

•
If the board of directors of the Company elects to appoint officers other than those provided by the Advisor, the person appointed as the chief executive officer by the Advisor shall be deemed the “Designated Chief Executive Officer” of the Company, with the customary responsibilities and authority of a chief executive officer.

The Advisory Agreement is filed with this Form 8-K as Exhibit 10.1 and is incorporated by reference herein. This summary does not purport to be complete and is qualified in its entirety by the terms of the Advisory Agreement.
ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit Number	Description

10.1
Third Amended and Restated Advisory Agreement, dated as of June 10, 2015, by and between Ashford Hospitality Prime, Inc., Ashford Hospitality Prime Limited Partnership, Ashford Prime TRS Corporation, Ashford Inc. and Ashford Hospitality Advisors LLC.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 11, 2015

ASHFORD HOSPITALITY PRIME, INC.

By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel